EXHIBIT 99.1

Wilhelmina International, Inc. Reports First Quarter Financial Results

  Revenues for the quarter up 1.8% year-over-year to $21.4 million, a record for the first quarter of a year.
  Revenues for Wilhelmina London grew by 100% compared to the first quarter of 2015.
  Pre-Corporate EBITDA for the first quarter of 2016 declined to $1.2 million compared to $1.3 million in first quarter 2015.
  Net income decreased $0.5 million, or 133.2%, for first quarter 2016 when compared to first quarter 2015, due to $0.7 million of non-recurring expenses primarily associated with senior management changes in the first quarter of 2016.

Quarterly Financial Highlights
(in thousands)	Q1 16	Q1 15	YOY Growth
Total Revenues	$21,417	$21,048	1.8%
Operating Income	98	838	(88.3%)
Income Before Provision for Taxes	65	737	(91.2%)
Net Income	(124)	373	(133.2%)
Pre-Corporate EBITDA*	1,180	1,300	(9.2%)
Adjusted EBITDA*	887	1,020	(13.0%)
*Non-GAAP financial measures referenced are detailed in the disclosures at the end of this release.

DALLAS, May 13, 2016 (GLOBE NEWSWIRE) --  Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues for the first quarter of 2016 of $21.4 million (see Quarterly Financial Highlights table). Revenues were driven by growth in the core modeling business particularly due to strong growth in revenue from Wilhelmina London, acquired in January 2015. Pre-Corporate EBITDA and Adjusted EBITDA declined as a result of first quarter increase in revenue not keeping pace with first quarter increase in expenses.

In particular, first quarter 2016 results were negatively affected by four items that impact the year over year comparison:

  Severance costs to the Company’s former Chief Executive Officer and another former employee of $0.3 million in the first quarter of 2016;
  Recruiting fees of $0.2 million related to the hiring of the Company’s new Chief Executive Officer in the first quarter of 2016;
  Non-income tax expenses of $0.2 million to true up the Company’s liability of amounts owed for previous years; and
  Income taxes of $0.2 million related to the deferred tax asset impact of the termination of stock options previously granted to the Company’s former Chief Executive Officer.

Mark Schwarz, Executive Chairman of Wilhelmina, said, “The first quarter has been an important period of leadership transition and transformation for the Company.  As Wilhelmina embarks on the next stage of its development, it does so from a position of continued growth and solid financial footing.  We are proceeding with increased focus, discipline and accountability around all aspects of operations and have our sights set on improved performance and greater achievements in the future.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, “I continue to be optimistic about Wilhelmina's growth and expansion. In particular, we experienced strong results from our recent acquisition of Wilhelmina London and across our core commercial businesses.”

Financial Results

The net loss applicable to common stockholders was $0.1 million, or $0.02 per fully diluted share, for the quarter ended March 31, 2016, compared to net income of $0.4 million, or $0.06 per fully diluted share, for the quarter ended March 31, 2015.

Pre-Corporate EBITDA was $1.2 million for the quarter ended March 31, 2016, compared to $1.3 million for the first quarter ended March 31, 2015.

The following table reconciles reported operating income under generally accepted accounting principles to Adjusted EBITDA and Pre-Corporate EBITDA for the first quarters ended March 31, 2016 and March 31, 2015.

(in thousands)	Three months ended March 31,
	2016	2015
Operating income	$98	$838
Add: Amortization and depreciation	104	127
Add: Share-base payment expense	77	55
Add: Certain non-recurring items	608	-
Adjusted EBITDA*	887	1,020
Add: Corporate overhead	293	280
Pre-Corporate EBITDA*	$1,180	$1,300

Changes in operating income, Adjusted EBITDA and Pre-Corporate EBITDA for the quarter ended March 31, 2016 when compared to the quarter ended March 31, 2015, were primarily the result of the following:

  Revenues net of model costs increased by 2.6% driven primarily by growth in the London operation;

  Salaries and service costs increased by 12.4% primarily due to severance costs to the Company’s former Chief Executive Officer and another former employee of $0.3 million;

  Office and general expenses increased by 38.3% primarily due to recruiting fees of $0.2 million related to the hiring of the Company’s new Chief Executive Officer in January 2016 and a $0.2 million accrual for previous years’ non-income tax liability;

  Amortization and depreciation expense decreased 18.1% for the first quarter primarily due to certain intangible assets becoming fully amortized; and

  Corporate overhead expense increased 4.6% primarily due to costs incurred to enhance the Company’s information technology.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except share data)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,878	$4,556
Accounts receivable, net of allowance for doubtful accounts $1,041 and $1,041, respectively	15,732	13,184
Deferred tax asset	1,354	1,358
Prepaid expenses and other current assets	417	191
Total current assets	20,381	19,289

Property and equipment, net of accumulated depreciation of $1,104 and $1,026, respectively	2,397	2,111

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,455 and $8,431 respectively	280	306
Goodwill	13,192	13,192
Other assets	299	405

TOTAL ASSETS	$45,016	$43,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,842	$3,772
Due to models	10,856	9,745
Total current liabilities	14,698	13,517

Long term liabilities:

Contingent consideration to seller	67	67
Deferred income tax liability	2,579	2,407
Total long-term liabilities	2,646	2,474

Total liabilities	17,344	15,991

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value, 12,500,000 shares authorized; 6,472,038 shares issued at
March 31, 2016 and December 31, 2015	65	65
Treasury stock, 690,370 and 683,654 shares, respectively, at cost	(2,163)	(2,118)
Additional paid-in capital	87,064	86,987
Accumulated deficit	(57,267)	(57,143)
Accumulated other comprehensive income	(27)	(12)
Total shareholders’ equity	27,672	27,779

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,016	$43,770

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Service revenues	$21,390	$20,951
License fees and other income	27	97
Total revenues	21,417	21,048

Model costs	15,109	14,902

Revenues net of model costs	6,308	6,146

Operating expenses:
Salaries and service costs	4,189	3,727
Office and general expenses	1,624	1,174
Amortization and depreciation	104	127
Corporate overhead	293	280
Total operating expenses	6,210	5,308
Operating income	98	838

Other income (expense):
Foreign exchange gain (loss)	4	(77)
Loss from unconsolidated affiliate	(37)	(24)
Total other income (expense)	(33)	(101)

Income before provision for income taxes	65	737

Provision for income taxes: (expense) benefit
Current	(13)	(206)
Deferred	(176)	(158)
	(189)	(364)

Net income (loss)	$(124)	$373

Other comprehensive gain (loss), net of tax:
Foreign currency translation income (expense)	(15)	2
Total comprehensive income (loss)	$(139)	$375

Basic income (loss) per common share	$(0.02)	$0.06
Diluted income (loss) per common share	$(0.02)	$0.06

Weighted average common shares outstanding-basic	5,844	5,863
Weighted average common shares outstanding-diluted	5,844	5,959

Non-GAAP Financial Measures

Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures). The Company considers Pre-Corporate EBITDA and Adjusted EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry.  The Company calculates Adjusted EBITDA as operating income plus depreciation and amortization expense plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time.  The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director and executive officer compensation, legal, audit and professional fees, corporate office rent and travel.

Non-GAAP financial measures should not be considered as alternatives to operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 13, 2016.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements.  As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Through Wilhelmina Models and its other subsidiaries, Wilhelmina International, Inc. provides traditional, full-service fashion model and talent management services, specializing in the representation and management of leading models, celebrities, artists, athletes and other talent to various customers and clients, including, retailers, designers, advertising agencies and catalog/e-commerce companies. Wilhelmina Models was founded in 1967 by Wilhelmina Cooper, a renowned fashion model, and is one of the oldest and largest fashion model management companies in the world. Wilhelmina Models is headquartered in New York and, since its founding, has grown to include operations located in Los Angeles, Miami, and London, as well as a global network of licensee agencies.

Website: http://www.wilhelmina.com

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com